Exhibit 99.1

Orthofix Announces Preliminary 2016 Fourth Quarter and Full Year Net Sales Results

Provides 2017 Net Sales Guidance

LEWISVILLE, Texas — January 10, 2017 — Orthofix International N.V. (NASDAQ:OFIX), a diversified, global medical device company, today announced preliminary unaudited fourth quarter 2016 net sales of approximately $109 million. These preliminary results represent reported sales growth of 3.7% and constant currency sales growth of 4.2% over the fourth quarter 2015. For the full year 2016, preliminary unaudited net sales were approximately $410 million, an increase of 3.4% on a reported basis and an increase of 4.0% on a constant currency basis over the full year 2015.

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2016	2015	Reported Change	Constant Currency Change
BioStim	$48	$45	6%	6%
Biologics	15	16	(5)%	(5)%
Extremity Fixation	27	24	12%	14%
Spine Fixation	19	20	(6)%	(6)%
Total net sales	$109	$105	4%	4%

	Year Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2016	2015	Reported Change	Constant Currency Change
BioStim	$176	$165	7%	7%
Biologics	58	60	(3)%	(3)%
Extremity Fixation	103	96	7%	10%
Spine Fixation	73	75	(4)%	(4)%
Total net sales	$410	$396	3%	4%

“As we reflect on 2016, we are very proud of our many products and services that helped improve tens of thousands of patients’ lives,” said Brad Mason, President and Chief Executive Officer. “We are also proud of our many accomplishments in 2016 that have positioned the Company for the future, such as furthering our leadership position in our BioStim business, expanding adjusted EBITDA margins, achieving double-digit trailing twelve-month ROIC, completing the $75 million share repurchase program, and investing in clinical and product development projects that will drive future organic growth.”

2017 Outlook

For the full year 2017, the Company expects to report net sales of $407 million to $411 million based on current foreign currency exchange rates, which reflects reported growth of - 0.7% to + 0.2%. When normalizing for the negative impact of foreign currency of approximately $4.8 million and a loss of revenue of $5.3 million in 2017 due to planned distribution restructuring in Brazil and Puerto Rico and the wind down of a non-core business, the growth rate is expected to be 1.5% to 2.5%. Additionally, the Company expects full year 2017 adjusted EBITDA margins to be generally consistent with 2016.

Mason added, “While we expect to absorb a loss of revenue due to strategic initiatives this year, we also expect to continue our momentum in our BioStim business, return to growth in Biologics and Spine Fixation during the year, significantly improve free cash flow and execute on strategic opportunities that will drive ROIC and shareholder value.”

Upcoming Presentations / Conference Calls

As previously announced, the Company’s President and Chief Executive Officer, Brad Mason, will provide an investor presentation at 7:30 a.m. Pacific Time on Thursday, January 12, 2017, at the J.P. Morgan Healthcare Conference in San Francisco.  A live audio webcast will be available on the Company’s website at www.orthofix.com by clicking on the Investors tab and then clicking the link on the Events and Presentations page.

The Company also expects to host a conference call in late February to discuss final fourth quarter and full year 2016 earnings results and its outlook for 2017.

Non-GAAP Measures

Orthofix believes that providing non-GAAP measures that exclude certain items provides investors with greater transparency to the information used by the Company's senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of Orthofix's business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of the Company's operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of Orthofix's underlying operating performance with other companies in its industry that also supplement their GAAP results with non-GAAP financial measures.

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost to the Company and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as equity compensation expense, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Constant Currency

Constant currency measures actual performance using foreign currency rates from the comparable, prior-year period, to present actuals at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to compare revenues without the impact of changes in foreign currencies. When disclosed, constant currency measures are presented with the applicable GAAP measure for comparability.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings from continuing operations before net interest expense, income tax expense, depreciation, and amortization, and excludes certain non-cash or non-recurring gains or losses such as share-based compensation, foreign exchange impact, strategic investments, restatements and related costs, infrastructure investments, legal judgments, gain on sale of assets, charges related to U.S. Government resolutions and succession charges.

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients’ lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville, TX, the company has four strategic business units that include BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the company’s sales representatives, distributors and subsidiaries. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as Brown University, Sinai Hospital of Baltimore, Cleveland Clinic, Texas Scottish Rite Hospital for Children and the Musculoskeletal Transplant Foundation. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries, are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to: the expected sales of our products, including recently launched products; our ongoing settlement discussions with the Division of Enforcement of the Securities and Exchange Commission (the "SEC") related to investigations that arose out of our prior accounting review and restatements of financial statements and our review of allegations of improper payments involving our Brazil-based subsidiary; the geographic concentration of certain of our sales and accounts receivable in countries or territories that are facing severe fiscal challenges; unanticipated expenditures; changing relationships with customers, suppliers, strategic partners and lenders; changes to and the interpretation of governmental regulations; the resolution of pending litigation matters (including our indemnification obligations with respect to certain product liability claims against our former sports medicine global business unit); our ongoing compliance obligations under a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services (and related terms of probation); risks relating to the protection of intellectual property; changes to the reimbursement policies of third parties; the impact of competitive products; changes to the competitive environment; the acceptance of new products in the market; conditions of the orthopedic and spine industry; credit markets and the global economy; corporate development and market development activities, including acquisitions or divestitures; unexpected costs or operating unit performance related to recent or future acquisitions; and other risks described in the "Risk Factors" section of our 2015 Annual Report on Form 10-K, as well as in other reports that we file in the future. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.

Company Contact
Orthofix International N.V.	Orthofix International N.V.
Mark Quick	Denise Landry
P: 214-937-2924	P: 214-937-2529
E: markquick@orthofix.com	E: deniselandry@orthofix.com

3